CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 125 to the Registration Statement (Form N-1A, No. 2-11357) of Neuberger Berman Equity Funds, and to the incorporation by reference of our reports dated October 6, 2006 for Neuberger Berman Fasciano Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Partners Fund and Neuberger Berman Real Estate Fund (nine of the series of Neuberger Berman Equity Funds) included in the August 31, 2006 Annual Reports to Shareholders of Neuberger Berman Equity Funds, respectively.



                                               /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 20, 2006